EXHIBIT 99

Empire Petroleum Reports Q3 2024 Results and Provides Strategic Operational Updates

TULSA, OK – (November 14, 2024) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today reported 2024 third quarter results and progress on its North Dakota development program.

THIRD QUARTER 2024 HIGHLIGHTS

o	Delivered Q3-2024 net production volumes of 2,460 barrels of oil equivalent per day (“Boe/d”) including 1,573 barrels of oil per day (“Bbl/d”)
•	Boe/d is comprised of 64% oil, 17% natural gas liquids (“NGLs”), and 19% natural gas;

o	Completed the first stage of Enhanced Oil Recovery (“EOR”) activities for Empire’s Starbuck Drilling Program (“Starbuck”) in North Dakota, successfully converting three wells into injectors;
•	In Q3-2024, Empire began preparations for filing a provisional patent application with the United States Patent and Trademark Office (“USPTO”) in connection with a technology it developed in relation to hydrocarbon vaporization with the official application submitted in Q4-2024;

o	Established the record date for a $10.0 million subscription rights offering (“Rights Offering”) at $5.05 per share, which provides shareholders a chance to increase their equity stake in the Company;
•	Net proceeds of the Rights Offering will be used for previous, current and future drilling activity in North Dakota and New Mexico, workovers and recompletions in Texas, land and lease purchases, and the completion of the initial stage of EOR facilities in the Starbuck field;
•	The Rights Offering was successfully completed and oversubscribed in Q4-2024, reflecting strong shareholder confidence and strengthening Empire’s financial position as the Company advances key initiatives and operational goals;

o	Expanded Empire’s technical focus to its Texas region, implementing advanced strategies and technologies designed to maximize production efficiency and enhance resource recovery to drive long-term growth; and

o	Reported Q3-2024 total product revenue of $10.9 million, a net loss of $3.6 million, or $0.12 per diluted share and an adjusted net loss of $3.8 million, or $0.12 per diluted share.

2025 OUTLOOK

“In recent months, Empire has been focused on its capital expenditures program, while simultaneously advancing its projects and infrastructure development in North Dakota,” said Phil Mulacek, Chairman of the Board of Empire. “We are incredibly proud of the progress made in Starbuck and the completion of the horizontal drilling, filing of a key patent, and securing the injection permits are significant milestones that highlight our team’s dedication to driving innovation and achieving operational excellence.”

Mike Morrisett, President and CEO, added “We expect the EOR injections in Starbuck to achieve our goals, reflecting Empire’s dedication to efficiency and continuous growth. Additionally, the potential developments in Texas offer significant opportunities, and we are focused on expanding our operations by leveraging our historical knowledge and expertise in all areas.”

North Dakota – Williston Basin:

o	Empire completed its initial 13-well drilling program in the Starbuck field in Q3-2024, with the three injection wells expected to be instrumental in increasing production;
o	The production decline in Q3-2024 resulted from two field optimization efforts, including: 1) the conversion of three producing wells into injectors to support long-term production growth, and 2) the temporary shut in of three producing wells near drilling activity, while drilling the horizontal wells;
•	The strategic shift temporarily reduced output, but positions the Company to achieve production gains through future EOR activities, as the injection wells begin to stimulate reservoir performance;
o	Empire is conducting a thorough analysis of The Company’s other fields in North Dakota to determine which sites may be well-suited for EOR processes and technologies;
o	During Q4-2024, the Company is working on standard commissioning operations on the EOR equipment before the EOR can reach steady state, which is expected in Q1-2025;
o	In Q4-2024, Empire officially submitted its patent application to the USPTO;
•	The patent application is directed to a novel method for superheating water or other fluids prior to injection into a well, which will significantly improve the effectiveness of the EOR injection operations;
o	The Company is exploring further growth opportunities through the deployment of 2D and 3D seismic activities;
•	By integrating seismic data with EOR methods, Empire is positioning itself to unlock greater resource potential, guiding future development plans and maximizing long-term asset value;
o	The second stage of the EOR program and infrastructure remains on track to be completed in 2025-2026; and
•	New horizontal laterals will be completed for Starbuck and the other fields Empire operates in North Dakota.

New Mexico – Permian Basin:

o	Empire continues the legal and regulatory actions against third-parties trespassing on the New Mexico water floods;
•	From May 2021 through September 2024, Empire estimates gross costs in excess of approximately $25.0-$30.0 million have been, and continue to be, incurred, which may be directly related to the legal and regulatory actions discussed above; and
•	Empire remains committed to actively pursuing all regulatory and legal avenues, as the Company believes the potential upside is between 300 million BOE to 1.5 billion BOE with primary, secondary and tertiary (CO2) recovery.

THIRD QUARTER 2024 FINANCIAL AND OPERATIONAL RESULTS

	Q3-24	Q2-24	% Change[2] Q3-24 vs. Q2-24	Q3-23	% Change[2] Q3-24 vs. Q3-23

Net equivalent sales (Boe/d)	2,460	2,638	-7%	2,048	20%
Net oil sales (Bbls/d)	1,573	1,761	-11%	1,306	20%
Realized price ($/Boe)	$48.12	$53.26	-10%	$54.75	-12%
Product Revenue ($M)	$10,892	$12,788	-15%	$10,315	6%
Net Loss ($M)	($3,640)	($4,390)	17%	($2,748)	-32%
Adjusted Net Loss ($M)[1]	($3,829)	($2,905)	-32%	($1,462)	-162%
Adjusted EBITDA ($M)[1]	($56)	$1,727	NM	$134	NM

________________________________

1 Adjusted net loss, EBITDA and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

2 NM: A percentage calculation is not meaningful due to change in signs, a zero-value denominator, or a percentage change greater than 200%.

Net sales volumes for Q3-2024 were 2,460 Boe/d, including 1,573 barrels of oil per day; 425 barrels of NGLs per day, and 2,774 thousand cubic feet per day (“Mcf/d”) or 462 Boe/d of natural gas. Year-over-year net oil sales volumes increase of approximately 20% primarily due to new wells completed in North Dakota as well as the acquisition of additional working interest in New Mexico.

Empire reported Q3-2024 total product revenue of $10.9 million versus $10.3 million in Q3-2023. Contributing to the increase was higher oil, natural gas and NGL sales volumes, substantially offset by lower realized oil and natural gas prices.

Q3-2024 lease operating expenses decreased to $6.7 million versus $7.1 million for Q3-2023, primarily due to increased production partially offset by lower workover expense of $1.4 million for Q3-2024 compared to $3.2 million for Q3-2023. Higher workover expense in 2023 was primarily related to work performed on wells in New Mexico to enhance and maintain production. These costs are part of the damages Empire will seek to recover under litigation.

Production and ad valorem taxes for Q3-2024 were $1.0 million versus $0.8 million in Q3-2023, as a result of higher product revenues.

Depreciation, Depletion, Amortization and Accretion (“DD&A”) for Q3-2024 was $3.1 million versus $1.2 million for Q3-2023. The increase in DD&A reflects higher production, the acquisition of additional working interest and the impact of the capitalized costs associated with new drilling activity in North Dakota.

General and administrative expenses, excluding share-based compensation expense, were $3.6 million, or $16.06 per Boe in Q2-2024 versus $2.6 million, or $13.70 per Boe in Q2-2023. The year-over-year increase was primarily due to an increase in salary and benefits associated with an increase in employee headcount to support New Mexico litigation and expanded operations.

Interest expense for Q3-2024 was $0.2 million compared to $0.2 million for Q3-2023, a slight decrease as result of lower cash interest expense from lower debt balances in Q3-2024 compared to Q3-2023.

Empire recorded a Q3-2024 net loss of $3.6 million, or $0.12 per diluted share, versus a Q3-2023 net loss of $2.7 million, or $0.12 per diluted share.

Adjusted EBITDA decreased to ($0.1) million for Q3-2024 compared to Adjusted EBITDA of $0.1 million in Q3-2023.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the nine months ended September 30, 2024, Empire invested approximately $38.3 million in capital expenditures, primarily related to the continued drilling and completions activity in North Dakota.

As of September 30, 2024, Empire had approximately $3.1 million in cash on hand and approximately $0.2 million available on its credit facility.

Empire received gross proceeds of $10.0 million at $5.05 per share following the close of the Rights Offering in November 2024.

UPDATED PRESENTATION

An updated Company presentation will be posted to the Company’s website under the Investor Relations section.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Mike Morrisett	Kali Carter
President & CEO	Communications & Investor Relations Manager
539-444-8002	918-995-5046
Info@empirepetrocorp.com	IR@empirepetrocorp.com

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, uncertainties associated with legal and regulatory matters, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Revenue:
Oil Sales	$10,341,280	$12,287,272	$9,492,127	$32,070,516	$27,578,453
Gas Sales	8,547	(115,833)	411,217	269,844	1,315,938
NGL Sales	541,755	617,029	411,624	1,574,995	1,278,759
Total Product Revenues	10,891,582	12,788,468	10,314,968	33,915,355	30,173,150
Other	15,269	11,227	17,050	36,582	54,775
Loss on Commodity Derivatives	470,717	(1,453)	(1,185,921)	(388,886)	(1,319,401)
Total Revenue	11,377,568	12,798,242	9,146,097	33,563,051	28,908,524

Costs and Expenses:
Lease Operating Expense	6,733,611	7,542,685	7,050,054	21,663,719	20,669,217
Production and Ad Valorem Taxes	984,075	1,065,718	792,241	2,883,240	2,271,630
Depletion, Depreciation & Amortization	2,596,360	2,676,981	727,943	6,763,471	2,061,474
Accretion of Asset Retirement Obligation	509,131	492,449	470,505	1,486,929	1,277,141
General and Administrative Expense:
General and Administrative	3,635,917	2,354,080	2,580,464	8,869,034	7,497,947
Stock-Based Compensation	335,077	591,635	158,792	1,636,714	2,289,237
Total General and Administrative Expense	3,970,994	2,945,715	2,739,256	10,505,748	9,787,184

Total Cost and Expenses	14,794,171	14,723,548	11,779,999	43,303,107	36,066,646

Operating Loss	(3,416,603)	(1,925,306)	(2,633,902)	(9,740,056)	(7,158,122)

Other Income and (Expense):
Interest Expense	(196,306)	(735,220)	(249,796)	(1,246,575)	(671,982)
Other Income (Expense)	(26,705)	(1,729,245)	1,350	(1,017,950)	23,256
Loss before Taxes	(3,639,614)	(4,389,771)	(2,882,348)	(12,004,581)	(7,806,848)

Income Tax Benefit	—	—	134,720	—	134,720

Net Loss	(3,639,614)	(4,389,771)	(2,747,628)	(12,004,581)	(7,672,128)

Net Loss per Common Share:
Basic	$(0.12)	$(0.15)	$(0.12)	$(0.41)	$(0.34)
Diluted	$(0.12)	$(0.15)	$(0.12)	$(0.41)	$(0.34)
Weighted Average Number of Common Shares Outstanding:
Basic	31,619,333	29,839,853	22,727,639	29,055,331	22,320,207
Diluted	31,619,333	29,839,853	22,727,639	29,055,331	22,320,207

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net Sales Volumes:
Oil (Bbl)	144,674	160,283	120,177	435,717	368,847
Natural gas (Mcf)	255,195	241,242	195,908	708,258	638,419
Natural gas liquids (Bbl)	39,137	39,612	35,568	113,534	106,002
Total (Boe)	226,344	240,102	188,396	667,294	581,252

Average daily equivalent sales (Boe/d)	2,460	2,638	2,048	2,435	2,129

Average Price per Unit:
Oil ($/Bbl)	$71.48	$76.66	$78.98	$73.60	$74.77
Natural gas ($/Mcf)	$0.03	$(0.48)	$2.10	$0.38	$2.06
Natural gas liquids ($/Bbl)	$13.84	$15.58	$11.57	$13.87	$12.06
Total ($/Boe)	$48.12	$53.26	$54.75	$50.83	$51.91

Operating Costs and Expenses per Boe:
Lease operating expense	$29.75	$31.41	$37.42	$32.47	$35.56
Production and ad valorem taxes	$4.35	$4.44	$4.21	$4.32	$3.91
Depreciation, depletion, amortization and accretion	$13.72	$13.20	$6.36	$12.36	$5.74
General & administrative expense:
General & administrative expense	$16.06	$9.80	$13.70	$13.29	$12.90
Stock-based compensation	$1.48	$2.46	$0.84	$2.45	$3.94
Total general & administrative expense	$17.54	$12.27	$14.54	$15.74	$16.84

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2024	2023

ASSETS
Current Assets:
Cash	$3,149,716	$7,792,508
Accounts Receivable	6,505,741	8,354,636
Derivative Instruments	—	406,806
Inventory	1,499,206	1,433,454
Prepaids	576,340	757,500
Total Current Assets	11,731,003	18,744,904

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	136,391,055	93,509,803
Less: Accumulated Depreciation, Depletion and Impairment	(29,561,539)	(22,996,805)
Total Oil and Gas Properties, Net	106,829,516	70,512,998
Other Property and Equipment, Net	1,436,491	1,883,211
Total Property and Equipment, Net	108,266,007	72,396,209

Other Noncurrent Assets	1,245,519	1,474,503

TOTAL ASSETS	$121,242,529	$92,615,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$18,238,400	$16,437,219
Accrued Expenses	8,146,457	7,075,302
Current Portion of Lease Liability	415,850	432,822
Current Portion of Note Payable - Related Party	—	1,060,004
Current Portion of Long-Term Debt	193,178	44,225
Total Current Liabilities	26,993,885	25,049,572

Long-Term Debt	8,512,020	4,596,775
Long-Term Lease Liability	238,674	544,382
Asset Retirement Obligations	28,968,173	27,468,427
Total Liabilities	64,712,752	57,659,156

Stockholders' Equity:
Series A Preferred Stock - $0.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $0.001 Par Value, 190,000,000 Shares Authorized, 31,656,934 and 25,503,530 Shares Issued and Outstanding, Respectively	91,179	85,025
Additional Paid-in-Capital	133,061,997	99,490,253
Accumulated Deficit	(76,623,399)	(64,618,818)
Total Stockholders' Equity	56,529,777	34,956,460

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$121,242,529	$92,615,616

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Cash Flows From Operating Activities:
Net Loss	$(3,639,614)	$(4,389,771)	$(2,747,628)	$(12,004,581)	$(7,672,128)

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	335,077	591,635	158,792	1,636,714	2,289,237
Amortization of Right of Use Assets	135,735	135,734	124,171	407,202	287,956
Depreciation, Depletion and Amortization	2,596,360	2,676,981	727,943	6,763,471	2,061,474
Accretion of Asset Retirement Obligation	509,131	492,449	470,505	1,486,929	1,277,141
(Gain) Loss on Commodity Derivatives	(470,717)	1,453	1,185,921	388,886	1,319,401
Settlement on or Purchases of Derivative Instruments	281,530	(252,630)	(45,855)	18,200	(87,042)
(Gain) Loss on Financial Derivatives	—	1,736,000	—	998,000	—
Amortization of Debt Discount on Convertible Notes	—	500,382	—	500,382	—
(Gain) Loss on Extinguishment of Debt	26,705	(16,611)	—	10,094	—
Change in Operating Assets and Liabilities:
Accounts Receivable	2,277,310	(1,694,690)	467,151	1,647,249	(1,572,038)
Inventory, Oil in Tanks	(48,011)	346,147	(26,255)	(65,752)	(292,057)
Prepaids, Current	211,733	462,599	202,867	671,934	911,416
Accounts Payable	10,419,209	(2,484,238)	1,892,377	12,273,995	194,438
Accrued Expenses	41,175	668,416	(89,808)	1,070,875	(3,732,113)
Other Long Term Assets and Liabilities	135,172	(574,966)	(292,782)	(886,224)	(942,916)
Net Cash Provided By (Used In) Operating Activities	12,810,795	(1,801,110)	2,027,399	14,917,374	(5,957,231)

Cash Flows from Investing Activities:
Acquisition of Oil and Natural Gas Properties	—	—	(1,424,419)	—	(2,094,419)
Additions to Oil and Natural Gas Properties	(18,615,643)	(13,202,315)	(2,468,688)	(48,758,831)	(5,596,535)
Purchase of Other Fixed Assets	(19,590)	(88,868)	(26,478)	(139,481)	(179,514)
Cash Paid for Right of Use Assets	(125,236)	(125,237)	(223,606)	(375,711)	(427,711)
Sinking Fund Deposit	—	—	—	—	2,779,000
Net Cash Provided By (Used In) Investing Activities	(18,760,469)	(13,416,420)	(4,143,191)	(49,274,023)	(5,519,179)

Cash Flows from Financing Activities:
Borrowings on Credit Facility	—	—	—	3,950,000	—
Proceeds from Bridge Loans from Related Parties	—	—	10,000,000	—	10,000,000
Proceeds from Warrant Exercises	—	—	2,500,000	—	2,500,000
Proceeds from Promissory Note	—	—	—	5,000,000	—
Proceeds from Rights offering (net of transaction costs)	—	20,511,529	—	20,511,529	—
Principal Payments of Debt	(158,383)	(156,594)	(644,224)	(376,575)	(1,933,198)
Net Proceeds from Warrants Exercises	—	628,903	—	628,903	—
Net Cash Provided By (Used In) Financing Activities	(158,383)	20,983,838	11,855,776	29,713,857	10,566,802

Net Change in Cash	(6,108,057)	5,766,308	9,739,984	(4,642,792)	(909,608)

Cash - Beginning of Period	9,257,773	3,491,465	1,294,850	7,792,508	11,944,442

Cash - End of Period	$3,149,716	$9,257,773	$11,034,834	$3,149,716	$11,034,834

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income (Loss)”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted net income (loss) is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net Loss	$(3,639,614)	$(4,389,771)	$(2,747,628)	$(12,004,581)	$(7,672,128)

Adjusted for:
(Gain) loss on commodity derivatives	(470,717)	1,453	1,185,921	388,886	1,319,401
Settlement on or purchases of derivative instruments	281,530	(252,630)	(45,855)	18,200	(87,042)
Loss on financial derivatives	—	1,736,000	—	998,000	—
CEO severance (including employer taxes)	—	—	—	—	374,820
COO severance (including employer taxes)	—	—	145,319	—	145,319

Adjusted Net Loss	$(3,828,801)	$(2,904,948)	$(1,462,243)	$(10,599,495)	$(5,919,630)

Diluted Weighted Average Shares Outstanding	31,619,333	29,839,853	22,727,639	29,055,331	22,320,207

Adjusted Net Loss Per Share	$(0.12)	$(0.10)	$(0.06)	$(0.36)	$(0.27)

The Company defines adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of right of use assets and other items. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net Loss	$(3,639,614)	$(4,389,771)	$(2,747,628)	$(12,004,581)	$(7,672,128)

Add Back:
Interest expense	196,306	735,220	249,796	1,246,575	671,982
DD&A	2,596,360	2,676,981	727,943	6,763,471	2,061,474
Accretion	509,131	492,449	470,505	1,486,929	1,277,141
Amortization of right of use assets	135,735	135,734	124,171	407,202	287,956
Income taxes	—	—	(134,720)	—	(134,720)
EBITDA	$(202,082)	$(349,387)	$(1,309,933)	$(2,100,404)	$(3,508,295)

Adjustments:
Stock based Compensation	335,077	591,635	158,792	1,636,714	2,289,237
(Gain) loss on commodity derivatives	(470,717)	1,453	1,185,921	388,886	1,319,401
Settlement on or purchases of derivative instruments	281,530	(252,630)	(45,855)	18,200	(87,042)
(Gain) Loss on financial derivatives	—	1,736,000	—	998,000	—
CEO severance (including employer taxes)	—	—	—	—	374,820
COO severance (including employer taxes)	—	—	145,319	—	145,319

Adjusted EBITDA	$(56,192)	$1,727,071	$134,244	$941,396	$533,440